Exhibit 99.1

Lesaka Increases Revenue 9% for the Fourth Quarter, Exceeding the Upper End of its Revenue Guidance

Revenue on a Constant Currency Basis up 32%;

Net Loss for the Fourth Quarter Narrows to $11.9 Million, Inclusive of a $7.0 Million Non-Cash Impairment Charge and a $2.6 Million, Net of Deferred Taxes, Non-Cash PPA Amortization Charge

JOHANNESBURG, September 12, 2023 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the fourth quarter ("Q4 2023") and year ended June 30, 2023.

Performance Highlights for the Quarter Ended 30 June 2023:

  Revenue of $133.1 million (ZAR 2.5 billion)1 in Q4 2023, compared to $121.8 million (ZAR 1.9 billion)1 for the quarter ended June 30, 2022 ("Q4 2022"), with the 9% increase attributable to inclusion of the Connect Group for the full period and its continued outperformance, as well as the successful turnaround of the Consumer Division ("Consumer"). On a constant currency basis revenue grew 32%.
  The significant financial turnaround is demonstrated by a narrowing of the net loss to $11.9 million (ZAR 223.2 million)1 in Q4 2023, despite also including a non-cash impairment charge related to the pre-existing Merchant Division ("Merchant"), of $7.0 million (ZAR 131.9 million)1 and a non-cash PPA amortization charge of $3.6 million (ZAR 67.3 million).  This compares to a net loss of $15.1 million (ZAR 235.8 million)1 in Q4 2022 and represents a 21% improvement. Excluding the impact of the non-cash impairment charge, Lesaka would have reported a net loss of $4.9 million (ZAR 91.2 million), representing a 68% improvement from the comparable prior year period.
  Operating loss was $6.6 million (ZAR 124.3 million)1 in Q4 2023, inclusive of $7.0 Million (ZAR 131.9 million) Non-Cash Impairment Charge and $3.6 million (ZAR 67.3 million) non-cash PPA Amortization Charge. This is a significant improvement compared to the operating loss of $10.1 million (ZAR 157.5 million)1 in Q4 2022,  inclusive of a PPA Amortization Charge $3.7 Million (ZAR 57.6 million).
  Group Adjusted EBITDA, a non-GAAP measure and reconciled in Attachment B, of $8.4million (ZAR 158.3 million)1 represents an improvement of 115% compared to the Q4 2022 Group Adjusted EBITDA of $3.9 million (ZAR 60.6 million)1. On a constant currency basis Group Adjusted EBITDA increased by 161%.
  Excellent performance from Merchant, delivering Segment Adjusted EBITDA of $8.2 million (ZAR 154.2 million)1 in Q4 2023. Outlook remains positive as Merchant extends its footprint across Southern Africa's largely untapped informal market.
  The Consumer Division reported a third consecutive quarter of profitability delivering Segment Adjusted EBITDA of $2.5 million (ZAR 46.5 million)1 in Q4 2023, compared to a loss of $1.2 million (ZAR 19.2 million)1 in Q4 2022. With the divisional turnaround largely complete, targeted interventions taken to grow the Consumer Division are yielding positive results with revenue increasing 26% on a constant currency basis, off a reduced cost base and in an increasingly difficult operating environment.
  Continued momentum in achieving positive net cash provided by operating activities of $9.8 million (ZAR 182.9 million) in Q4 2023, compared to net cash used by operating activities of $6.7 million (ZAR 104.1 million) in Q4 2022.

Lesaka Group CEO Chris Meyer said: "Fiscal 2023 represents a milestone for Lesaka. The successful turnaround in the Consumer Division, and the seamless integration of the Connect Group, enabled Lesaka to deliver continued growth and improved profitability despite the particularly challenging macroeconomic and socio-political conditions in South Africa. Simultaneously, our Merchant Division continues to outperform the acquisition base case, diversifying our business and positioning Lesaka as a true FinTech innovator. Our Consumer Division reported a third consecutive quarter of increasing profitability, evidencing our transition from turnaround to growth."

Mr. Meyer continued, "We continue to innovate and deliver market-leading solutions to our customers with our results demonstrating the value our customers place on our services and the resilience of our business model in a challenging environment. The continued digitalization of South Africa's informal economy serves as a durable catalyst for our business which we expect to continue over the long term."

1. Translated at an average exchange rate of ZAR 18.74 to $1 for Q4 2023, ZAR 15.56 to $1 for Q4 2022 and ZAR 17.93 to $1 for Q3 2023. The ZAR weakened 20% against the U.S. dollar during Q4 2023 when compared to Q4 2022 and 5% when compared to the prior sequential quarter (Q3 2023).

Summary Financial Metrics

Three months ended

	Three months ended
	Jun 30, 2023	Jun 30, 2022	Mar 31, 2023	Q4 '23 vs Q4 '22	Q4 '23 vs Q3 '23	Q4 '23 vs Q4 '22	Q4 '23 vs Q3 '23
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	133,149	121,789	133,968	9%	(1%)	32%	4%

GAAP operating loss	(6,631)	(10,122)	(1,853)	(34%)	258%	(21%)	274%

Net loss attributable to Lesaka	(11,909)	(15,149)	(5,820)	(21%)	105%	(5%)	114%

GAAP loss per share ($)	(0.19)	(0.25)	(0.09)	(24%)	105%	(9%)	114%

Group Adjusted EBITDA (loss)(1)	8,449	3,896	7,646	117%	11%	161%	15%

Fundamental loss per share ($)(1)	(0.04)	(0.09)	(0.02)	(56%)	100%	(46%)	109%

Fully-diluted weighted average shares ('000's)	63,805	61,619	63,854	4%	(0%)	n/a	n/a

Average period USD / ZAR exchange rate	18.74	15.56	17.93	20%	5%	n/a	n/a

Year ended

	Year ended		F2023 vs F2022		F2023 vs F2022
	Jun 30, 2023	Jun 30, 2022
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD		% change in ZAR
Revenue	527,971	222,609	137%		180%

GAAP operating loss	(15,347)	(40,195)	(62%	)	(55%	)

Net loss attributable to Lesaka	(35,074)	(43,876)	(20%	)	(6%	)

GAAP loss per share ($)	(0.56)	(0.75)	(26%	)	(13%	)

Group Adjusted EBITDA (loss)(1)	27,736	(17,615)	nm		nm

Fundamental loss per share ($)(1)	(0.15)	(0.49)	(69%	)	(64%	)

Fully-diluted weighted average shares ('000's)	63,134	58,364	8%		n/a

Average period USD / ZAR exchange rate	17.94	15.20	18%		n/a

(1) Group Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-Group Adjusted EBITDA, and -Fundamental net loss and fundamental loss per share." See Attachment B for a reconciliation of GAAP net loss attributable to Lesaka to Group Adjusted EBITDA loss, and GAAP net loss to fundamental net loss and loss per share.

Factors Impacting Comparability of Q4 2023 and Q4 2022 Results

• Higher revenue: Revenues increased  32% in ZAR, primarily due to the contribution from the Connect Group ("Connect") in our Merchant for a full fiscal quarter for Q4 2023 compared with two and a half months for Q4 2022, and an increase in account and transaction fees as well as higher insurance and lending revenues in Consumer, which was partially offset by lower hardware sales revenue in our POS hardware distribution business given the lumpy nature of bulk sales.

• Lower operating losses: Operating losses decreased, delivering an improvement of 21% in ZAR compared with the Q4 2022 primarily due to the contribution from Connect, an improved operating performance by Consumer (including the positive impact following implementation of various cost reduction initiatives), which was partially offset by an increase in acquisition related intangible asset amortization and an impairment loss of $7.0 million.

• Higher net interest charge: The net interest charge increased to $4.6 million (ZAR 85.7 million) from $2.9 million (ZAR 45.6 million) due to the additional borrowings incurred in order to fund the acquisition of Connect, an increase in interest rates, as well as the debt acquired within the Connect Group itself.

• Foreign exchange movements: The U.S. dollar was 20% stronger against the ZAR during Q4 2023 compared to Q4 2022, which negatively impacted our U.S. dollar denominated reported results.

Results of Operations by Segment and Liquidity

Our chief operating decision maker is our Group Chief Executive Officer and he evaluates segment performance based on segment earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for items mentioned in the next sentence ("Segment Adjusted EBITDA"). We do not allocate once-off items, stock-based compensation charges, certain lease charges, depreciation and amortization, impairment of goodwill or other intangible assets, other items (including gains or losses on disposal of investments, fair value adjustments to equity securities, fair value adjustments to currency options), interest income, interest expense, income tax expense or loss from equity-accounted investments to our reportable segments. See Attachment B for a reconciliation of GAAP net income before tax to Group Adjusted EBITDA.

Merchant

Merchant revenue was $115.2 million in Q4 2023, up  31% compared with Q4 2022 on a constant currency basis. Segment revenue increased due to the contribution from Connect for a full fiscal quarter for Q4 2023 compared with two and a half months for Q4 2022, which was partially offset by lower hardware sales revenue given the lumpy nature of bulk sales. The increase in Segment Adjusted EBITDA is primarily due to the inclusion of Connect for the full quarter, which was partially offset by lower hardware sales. Our Segment Adjusted EBITDA (loss) margin (calculated as Segment Adjusted EBITDA (loss) divided by segment revenue) for Q4 2023 and 2022 was  7% and  7.7%, respectively.

Consumer

Consumer revenue was $16.5 million in Q4 2023, 5% higher compared with Q4 2022 due to currency impacts. On a constant currency basis segment revenue increased  26% compared to Q4 2022 and  9% compared to Q3 2023. Segment revenue increased primarily due to higher insurance revenues, higher revenue from account holder fees given the increase in number of accounts and modest lending revenue growth. The cost reduction initiatives we initiated in fiscal 2022 delivered a significant reduction in the Consumer's operating expenses which resulted in a positive Segment Adjusted EBITDA contribution compared with a Segment Adjusted EBITDA loss in Q4 2022 costs. Our Segment Adjusted EBITDA margin for Q4 2023 and 2022 was  15.0% and  (7.9%), respectively.

Group costs

Our group costs for fiscal 2023 decreased compared with the prior period due to lower consulting and legal fees. Group costs primarily include employee related costs in relation to employees specifically hired for group roles and costs related directly to managing the US-listed entity; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; legal fees; group and US-listed related audit fees; and directors' and officers' insurance premiums.

Cash flow and liquidity

At June 30, 2023, our cash and cash equivalents were $35.5 million and comprised of ZAR-denominated balances of ZAR 0.6 million ($29.2 million), U.S. dollar-denominated balances of $4.5 million, and other currency deposits, primarily Botswana pula, of $1.8 million, all amounts translated at exchange rates applicable as of June 30, 2023. The decrease in our unrestricted cash balances from June 30, 2022, was primarily due to the utilization of cash reserves to fund certain scheduled repayments of our borrowings, fully settle our revolving credit facility, purchase ATMs and safe assets, and to make an investment in working capital in our Consumer and Merchant operation, which was partially offset by the utilization of our available borrowings and a positive contribution from Connect and certain of our Consumer operations.

Outlook for the First Quarter 2024 ("Q1 2024") and Full Fiscal Year 2024 ("FY 2024")

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

For Q1 2024, the quarter ending September 30, 2023 we expect:

  Revenue between ZAR 2.50 billion and ZAR 2.55 billion.
  Group Adjusted EBITDA between ZAR 160 million and ZAR 165 million.

For FY 2024, the year ending June 30, 2024, we expect:

  Revenue between ZAR 10.7 billion and ZAR11.7 billion.
  Group Adjusted EBITDA between ZAR 680 million and ZAR 740 million.

Management has provided its outlook regarding Group Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Earnings Presentation for Q4 2023 Results

Our earnings presentation for Q4 2023 will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on September 13, 2023, at 8:00 a.m. Eastern Time which is 2:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Webcast Details

  The results webcast can be accessed by using the following link: http://bit.ly/47sbKSP
  Webcast ID: 993 9047 7865

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference Call Dial-in:

  US Toll-Free: +1 253 215 8782 or +1 301 715 8592
  South Africa Toll-Free: + 27 87 551 7702 or +27 21 426 8190

Participants using the conference call dial-in will be unable to ask questions

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Group Adjusted EBITDA margin, fundamental net (loss) income, fundamental (loss) earnings per share, and headline (loss) earnings per share are non-GAAP measures.

Non-GAAP Measures

Group Adjusted EBITDA is net income (loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments, gain related to fair value adjustments to currency options), (earnings) loss from equity-accounted investments, stock-based compensation charges, lease adjustments and once-off items. Lease adjustments reflect lease charges and once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued.  Group Adjusted EBITDA margin is Group Adjusted EBITDA divided by revenue.

Fundamental net loss and fundamental loss per share

Fundamental net loss and loss per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2023 also includes change in tax rate, a net gain on disposal of equity-accounted investments, impairment losses related to an equity-accounted investment and an adjustment for an unrealized currency loss related to our non-core business which we are in the process of winding down. Fundamental net loss and loss per share for fiscal 2022 also includes adjustments for a gain related to fair value adjustments in respect of currency options, reorganization costs incurred, legacy processing adjustments, a gain on disposal of equity securities and a loss on disposal of equity-accounted investments.

Management believes that the Group Adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to formal and informal retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa. The Lesaka journey originally began as "Net1" in 1997 and later rebranded to Lesaka (2022), with the acquisition of Connect. As Lesaka, the business continues to grow its systems and capabilities to deliver meaningful fintech-enabled, innovative solutions for South Africa's merchant and consumer markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company's Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations Contact:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Year ended
	June 30,		June 30,
	2023	2022	2023	2022
	(In thousands)		(In thousands)

REVENUE	$133,149	$121,789	$527,971	$222,609

EXPENSE

Cost of goods sold, IT processing, servicing and support	102,893	100,522	417,544	168,317
Selling, general and administration	24,055	21,663	95,050	74,993
Depreciation and amortization	5,793	5,491	23,685	7,575
Impairment loss	7,039	-	7,039	-
Reorganization costs	-	-	-	5,894
Transaction costs related to Connect Group acquisition	-	4,235	-	6,025

OPERATING LOSS	(6,631)	(10,122)	(15,347)	(40,195)
GAIN RELATED TO FAIR VALUE ADJUSTMENT TO CURRENCY OPTIONS	-	-	-	3,691

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	12	30	205	376

GAIN ON DISPOSAL OF EQUITY SECURITIES	-	-	-	720

INTEREST INCOME	584	626	1,853	2,089

INTEREST EXPENSE	5,159	3,557	18,567	5,829

LOSS BEFORE INCOME TAX (BENEFIT) EXPENSE	(11,218)	(13,083)	(32,266)	(39,900)

INCOME TAX (BENEFIT) EXPENSE	(1,844)	(427)	(2,309)	327

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(9,374)	(12,656)	(29,957)	(40,227)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(2,535)	(2,493)	(5,117)	(3,649)

NET LOSS ATTRIBUTABLE TO LESAKA	(11,909)	(15,149)	(35,074)	(43,876)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.19)	$(0.25)	$(0.56)	$(0.75)
Diluted loss attributable to Lesaka shareholders	$(0.19)	$(0.25)	$(0.56)	$(0.75)

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	June 30,	June 30,
	2023	2022
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,499	$43,940
Restricted cash	23,133	60,860
Accounts receivable, net of allowance of - June: $509; June: $509 and other receivables	25,665	28,898
Finance loans receivable, net of allowance of - June: $3,582; June: $1,691	36,744	33,892
Inventory	27,337	34,226
Total current assets before settlement assets	148,378	201,816
Settlement assets	15,258	15,916
Total current assets	163,636	217,732
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - June: $36,563; June: $35,249	27,447	24,599
OPERATING LEASE RIGHT-OF-USE	4,731	7,146
EQUITY-ACCOUNTED INVESTMENTS	3,171	5,861
GOODWILL	133,743	162,657
INTANGIBLE ASSETS, net of accumulated amortization of - June: $30,173; June: $16,390	121,597	156,702
DEFERRED INCOME TAXES	10,315	3,776
OTHER LONG-TERM ASSETS, including reinsurance assets	77,594	78,092
TOTAL ASSETS	542,234	656,565

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	23,021	51,338
Short-term credit facilities	9,025	14,880
Accounts payable	12,380	18,572
Other payables	36,297	34,362
Operating lease liability - current	1,747	2,498
Current portion of long-term borrowings	3,663	6,804
Income taxes payable	1,005	2,140
Total current liabilities before settlement obligations	87,138	130,594
Settlement obligations	14,774	15,276
Total current liabilities	101,912	145,870
DEFERRED INCOME TAXES	46,840	54,211
OPERATING LEASE LIABILITY - LONG TERM	3,138	4,827
LONG-TERM BORROWINGS	129,455	134,842
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	1,982	2,466
TOTAL LIABILITIES	283,327	342,216
REDEEMABLE COMMON STOCK	79,429	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: June: 63,640,246; June: 62,324,321	83	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: June: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	335,696	327,891
TREASURY SHARES, AT COST: June: 25,244,286; June: 24,891,292	(288,238)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(195,726)	(168,840)
RETAINED EARNINGS	327,663	362,737
TOTAL LESAKA EQUITY	179,478	234,920
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	179,478	234,920

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$542,234	$656,565

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Year ended
	June 30,		June 30,
	2023	2022	2023	2022
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(11,909)	$(15,149)	$(35,074)	$(43,876)
Depreciation and amortization	5,793	5,491	23,685	7,575
Impairment loss	7,039	-	7,039	-
Movement in allowance for doubtful accounts receivable	2,328	334	6,495	1,551
Movement in interest payable	1,780	208	5,069	9
Unrealized loss related to fair value adjustment to currency options	-	-	-	38
Fair value adjustment related to financial liabilities	(143)	10	(20)	(466)
Gain on disposal of equity securities	-	-	-	(720)
Loss (Gain) on disposal of equity-accounted investments	12	30	205	376
(Earnings) Loss from equity-accounted investments	2,535	2,493	5,117	3,649
Profit on disposal of property, plant and equipment	(2)	(449)	(468)	(2,849)
Facility fee amortized	221	251	864	251
Stock-based compensation charge	1,354	1,251	7,309	2,962
Dividends received from equity accounted investments	21	18	42	155
Working capital adjustments:
Decrease (Increase) in accounts receivable	6,914	11,892	(1,687)	11,102
(Increase) Decrease in finance loans receivable	(1,035)	129	(12,353)	(2,047)
Decrease (Increase) in inventory	3,941	(4,793)	2,172	(4,820)
(Decrease) Increase in accounts payable and other payables	(3,716)	(7,183)	1,705	(8,851)
(Decrease) Increase in taxes payable	(2,278)	643	(800)	1,087
Decrease in deferred taxes	(3,098)	(1,866)	(8,890)	(2,324)
Net cash provided by (used) in operating activities	9,757	(6,690)	410	(37,198)

Cash flows from investing activities
Capital expenditures	(2,946)	(2,837)	(16,156)	(4,558)
Proceeds from disposal of property, plant and equipment	341	688	1,497	4,217
Proceeds from disposal of equity-accounted investment	11	46	656	865
Acquisition of intangible assets	(174)	-	(419)	-
Loan to equity-accounted investment	-	-	(112)	-
Repayment of loans by equity-accounted investments	-	-	112	-
Proceeds from disposal of equity securities	-	-	-	720
Proceeds from disposal of equity-accounted investment - Bank Frick	-	3,890	-	11,390
Acquisition, net of cash acquired	-	(202,159)	-	(202,159)
Net change in settlement assets	(1,064)	(4,265)	(2,036)	(4,163)
Net cash used in investing activities	(3,832)	(204,637)	(16,458)	(193,688)

Cash flows from financing activities
Proceeds from bank overdraft	78,577	164,464	520,065	570,862
Repayment of bank overdraft	(98,983)	(152,951)	(547,271)	(525,459)
Long-term borrowings utilized	1,345	78,851	24,355	78,851
Repayment of long-term borrowings	(12,220)	(5,581)	(17,512)	(5,581)
Guarantee fee	-	(1,307)	(100)	(1,307)
Proceeds from issue of shares	34	-	481	759
Acquisition of treasury stock	(816)	-	(1,287)
Net change in settlement obligations	1,341	4,236	2,148	4,134
Net cash (used in) provided by financing activities	(30,722)	87,712	(19,121)	122,259

Effect of exchange rate changes on cash	(3,843)	(11,633)	(10,999)	(10,338)
Net decrease in cash, cash equivalents and restricted cash	(28,640)	(135,248)	(46,168)	(118,965)
Cash, cash equivalents and restricted cash - beginning of period	87,272	240,048	104,800	223,765
Cash, cash equivalents and restricted cash - end of period	$58,632	$104,800	$58,632	$104,800

Lesaka Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended June 30, 2023, and 2022 and March 31, 2023

	Three months ended			Change - actual		Change - constant exchange rate(1)
	Jun 30, 2023	Jun 30, 2022	Mar 31, 2023	Q4 '23 vs Q4 '22	Q4 '23 vs Q3 '23	Q4 '23 vs Q4 '22	Q4 '23 vs Q3 '23
Key segmental data, in '000, except margins
Revenue:
Merchant	$115,193	$106,089	$118,092	9%	(2%)	31%	2%
Consumer	16,487	15,700	15,876	5%	4%	26%	9%
Subtotal: Operating segments	131,680	121,789	133,968	8%	(2%)	30%	3%
Not allocated to operating segments	1,469	-	-	nm	nm	nm	nm
Consolidated revenue	$133,149	$121,789	$133,968	9%	(1%)	32%	4%

Segment Adjusted EBITDA
Merchant	$8,228	$8,140	$8,290	1%	(1%)	22%	4%
Consumer	2,481	(1,235)	1,649	nm	50%	nm	57%
Group costs	(2,260)	(3,009)	(2,293)	(25%)	(1%)	(10%)	3%
Group Adjusted EBITDA	$8,449	$3,896	$7,646	117%	11%	161%	15%

Segment Adjusted EBITDA (loss) margin (%)
Merchant	7.1%	7.7%	7.0%
Consumer	15.0%	(7.9%)	10.4%
Group Adjusted EBITDA (loss) margin	6.3%	3.2%	5.7%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q4 2023 also prevailed during Q4 2022 and Q3 2023.

(2) - Depreciation and amortization excludes amortization of acquiring intangible assets, and this amortization is presented as a separate caption, PPA amortization, below.

Year ended June 30, 2023 and 2022

			Change - actual	Change - constant exchange rate(1)
	Twelve months ended June 30,		F2023 vs F2022	F2023 vs F2022
Key segmental data, in '000, except margins	2023	2022
Revenue:
Merchant	$463,701	$156,689	196%	249%
Consumer	62,801	65,932	(5%)	12%
Subtotal: Operating segments	526,502	222,621
Not allocated to operating segments	1,469	-	nm	nm
Intersegment eliminations	-	(12)	nm	nm
Consolidated revenue	$527,971	$222,609	137%	180%

Segment Adjusted EBITDA
Merchant	$33,531	$12,646	165%	213%
Consumer	3,314	(21,674)	nm	nm
Group costs	(9,109)	(8,587)	6%	25%
Group Adjusted EBITDA	$27,736	$(17,615)	nm	nm

Segment Adjusted EBITDA (loss) margin (%)
Merchant	7.2%	8.1%
Consumer	5.3%	(32.9%)
Group Adjusted EBITDA (loss) margin	5.3%	(7.9%)

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2023 also prevailed during fiscal 2022.

(2) - Depreciation and amortization excludes amortization of acquiring intangible assets, and this amortization is presented as a separate caption, PPA amortization, below.

Earnings (Loss) from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Three months ended June 30,			Twelve months ended June 30,
	2023	2022	% change	2023	2022	% change
Finbond	$(2,575)	$(2,509)	3%	(5,206)	(3,665)	42%
Share of net loss	(2,575)	(2,509)	3%	(4,096)	(3,665)	12%
Impairment	-	-	nm	(1,110)	-	nm
Other	40	16	150%	89	16	456%
Share of net income	40	16	150%	89	16	456%
Earnings (Loss) from equity-accounted investments	$(2,535)	$(2,493)	2%	$(5,117)	$(3,649)	40%

Lesaka Technologies, Inc.

Attachment B

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three months and year ended June 30, 2023 and 2022

	Three months ended			Year ended
	June 30	June 30	March 31	June 30
	2023	2022	2023	2023	2023
Loss attributable to Lesaka - GAAP	$(11,909)	$(15,149)	$(5,820)	$(35,074)	$(43,876)
Loss from equity accounted investments	2,535	2,493	(17)	5,117	3,649
Net loss before (earnings) loss from equity-accounted investments	(9,374)	(12,656)	(5,837)	(29,957)	(40,227)
Income tax (benefit) expense	(1,844)	(427)	(860)	(2,309)	327
Loss before income tax expense	(11,218)	(13,083)	(6,697)	(32,266)	(39,900)
Gain on disposal of equity securities	-	-	-	-	(720)
Net loss on disposal of equity-accounted investment	12	30	329	205	376
Gain related to fair value adjustment to currency options	-	-	-	-	(3,691)
Impairment loss	7,039	-	-	7,039	-
Unrealized Loss FV for currency adjustments	179	-	43	222	-
Operating income/(loss) after PPA amortization and net interest (non-GAAP)	(3,988)	(13,053)	(6,325)	(24,800)	(43,935)
PPA amortization (amortization of acquired intangible assets)	3,590	3,700	3,789	15,149	3,826
Operating income/(loss) before PPA amortization after net interest (non-GAAP)	(398)	(9,353)	(2,536)	(9,651)	(40,109)
Interest expense	5,159	3,557	4,984	18,567	5,829
Interest income	(584)	(626)	(469)	(1,853)	(2,089)
Operating income/(loss) before PPA amortization and net interest (non-GAAP)	4,177	(6,422)	1,979	7,063	(36,369)
Depreciation (excluding amortization of intangibles)	2,203	1,791	2,186	8,536	3,749
Stock-based compensation charges	1,354	1,251	1,644	7,309	2,962
Lease adjustments	651	1,308	696	2,906	3,955
Once-off items(A)	64	5,968	1,141	1,922	8,088
Group Adjusted EBITDA - Non-GAAP	8,449	3,896	7,646	27,736	(17,615)

	Three months ended			Year ended
	June 30	June 30	March 31	June 30
	2023	2022	2023	2023	2023
Once-off items comprise:
Non-recurring revenue not allocated to segments	$(1,469)	$-	$-	$(1,469)	$-
Employee misappropriation of company funds	1,152	-	50	1,202	-
Transaction costs	58	4,339	470	850	6,460
Expenses incurred related to closure of legacy businesses	244	-	-	639	-
Indirect taxes expense	-	-	438	438	-
Separation of employee expense	79	-	183	262	-
Legacy processing adjustments	-	1,629	-	-	1,628
Total once-off items	$64	$5,968	$1,141	$1,922	$8,088

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2022 we incurred significant transaction costs related to the acquisition Connect over a number of quarters, and the transactions are generally non-recurring.

Non-recurring revenue not allocated to segments includes once off revenue recognized that we believe does not relate to either our Merchant or Consumer divisions. Employee misappropriation of company funds represents a once-off loss incurred. Expenses incurred related to close of legacy businesses represents costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature. Indirect tax provision includes non-recurring indirect taxes which have been provided related to prior periods following an on-going investigation from a tax authority. We incurred separation costs related to the termination of certain senior-level employees, including an executive officer and senior managers, during the fiscal year and we consider these specific terminations to be of a non-recurring nature. The legacy processing adjustments represents amounts we identified during fiscal 2022 related to prior periods that are payable to third parties. The allowance for doubtful EMI loans receivable relates to provision created in fiscal 2021 related to loan provided to certain of our then equity-accounted investments.

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended June 30, 2023 and 2022

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2023	2022	2023	2022	2023	2022	2023	2022
GAAP	(11,909)	(15,149)	(0.19)	(0.25)	(223,192)	(235,783)	(3.50)	(3.83)

Impairment loss	7,039	-			131,921	-
Intangible asset amortization, net	2,621	2,664			49,104	41,462
Stock-based compensation charge	1,354	1,251			25,376	19,471
Deferred tax asset recognized	(2,021)	-			(37,876)	-
Other	271	-			5,079	-
Legacy processing adjustment	-	1,173			-	18,539
Transaction costs	52	4,339			975	67,533
Net loss on disposal of equity-accounted investments	12	30			225	467

Fundamental	(2,581)	(5,692)	(0.04)	(0.09)	(48,388)	(88,311)	(0.76)	(1.43)

Year ended June 30, 2023 and 2022

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2023	2022	2023	2022	2023	2022	2023	2022
GAAP	(35,074)	(43,876)	(0.56)	(0.75)	(629,227)	(666,818)	(9.89)	(11.43)

Intangible asset amortization, net	10,981	2,765			196,990	42,012
Stock-based compensation charge	7,309	2,962			131,123	45,016
Impairment loss	7,039	-			126,280	-
Deferred tax asset recognized	(2,021)	-			(36,257)	-
Change in tax rate	(1,299)	-			(23,304)	-
Other	1,081	-			19,393	-
Impairment of equity method investments	1,110	-			19,913	-
Transaction costs	845	6,460			15,159	98,178
Non core international - unrealized currency loss	395	-			7,086	-
Net loss on disposal of equity-accounted investments	205	376			3,678	5,714
Reorganization costs, net of tax	-	5,894			-	89,576
Gain related to fair value adjustment to currency options	-	(3,691)			-	(56,095)
Gain on disposal of equity securities	-	(720)			-	(10,942)
Legacy processing adjustment	-	1,173			-	18,539

Fundamental	(9,429)	(28,657)	(0.15)	(0.49)	(169,166)	(434,820)	(2.66)	(7.45)

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended June 30, 2023 and 2022

	2023	2022
Net loss (USD'000)	(11,909)	(15,149)
Adjustments:
Net loss on sale of equity-accounted investments	12	30
Impairment loss	7,039	-
Profit on sale of property, plant and equipment	(2)	(449)
Tax effects on above	1	126

Net loss used to calculate headline loss (USD'000)	(4,859)	(15,442)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	63,805	61,619

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	63,805	61,619

Headline loss per share:
Basic, in USD	(0.08)	(0.25)
Diluted, in USD	(0.08)	(0.25)

Year ended June 30, 2023 and 2022

	2023	2022
Net loss (USD'000)	(35,074)	(43,876)
Adjustments:
Gain on disposal of equity securities	-	(720)
Impairment of equity method investments	1,110	-
Net gain on sale of equity-accounted investment	205	376
Impairment loss	7,039	-
Profit on sale of property, plant and equipment	(468)	(2,849)
Tax effects on above	126	798

Net loss used to calculate headline loss (USD'000)	(27,062)	(46,271)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	63,134	58,364

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	63,134	58,364

Headline loss per share:
Basic, in USD	(0.43)	(0.79)
Diluted, in USD	(0.43)	(0.79)

Calculation of the denominator for headline diluted loss per share

	Three months ended June 30,		Twelve months ended June 30,
	2023	2022	2023	2022

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	63,805	61,619	63,134	58,364
Denominator for headline diluted loss per share	63,805	61,619	63,134	58,364

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.